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                                                                      EXHIBIT 11


                                  Law Offices
                           Drinker Biddle & Reath LLP
                      Philadelphia National Bank Building
                              1345 Chestnut Street
                          Philadelphia, PA  19107-3496
                           Telephone: (215) 988-2700
                                 Telex: 834684
                              Fax: (215) 988-2757

                                  May 12, 1997


Excelsior Funds, Inc.
73 Tremont Street
Boston, MA 02108-3913

Dear Sir or Madam:

     We have acted as counsel for Excelsior Funds, Inc., a Maryland corporation ("Excelsior"), in connection with the proposed acquisition of substantially all of the assets and liabilities of the Productivity Enhancers Fund, Environmentally-Related Products and Services Fund, Aging of America Fund, Communication and Entertainment Fund, and Global Competitors Fund of Excelsior by the Excelsior Equity Fund in exchange for retail and trust shares of the Excelsior Equity Fund.

The aforementioned proposed acquisition is referred herein as the "Reorganization." The Productivity Enhancers Fund, Environmentally-Related Products and Services Fund, Aging of America Fund, Communication and Entertainment Fund, and Global Competitors Fund are referred to herein collectively as the "Transferor Funds." The Excelsior Equity Fund is referred to herein as the "Surviving Fund." This opinion relates to retail and trust shares of common stock of the Surviving Fund (par value $0.001 per share) (the "Shares") to be issued in the Reorganization and is furnished in connection with Excelsior's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement").

     As counsel for Excelsior, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of Excelsior, as amended and supplemented, the By-laws of Excelsior, as amended, Excelsior's Registration Statement and the combined proxy statement and prospectus (the "Proxy Statement and Prospectus") contained therein, and other factual matters we deemed relevant.

     In our examination, we have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as certified or photostatic copies conform to the original documents and that such originals are authentic; and (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete.

     We have made such examination of law as in our judgment is necessary and appropriate for the purposes of this opinion. We express no opinion concerning the laws of any jurisdiction other than the Maryland General Corporation Law and the Federal law of the United States of America.

     On the basis of and subject to the foregoing and such other considerations as we deem relevant, we are of the opinion that upon (i) approval by the Excelsior Board of Directors of the Plan of Reorganization and the issuance of Shares in connection with the Plan and (ii) the prior satisfaction of the conditions contained in the Plan of Reorganization, a copy of which is set forth in the Proxy Statement and Prospectus constituting a part of the Registration Statement, the Shares of the Surviving Fund, when issued pursuant to the Plan of Reorganization and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable, under the laws of the State of Maryland.

     The opinion expressed in this letter is solely for the use of Excelsior, and this opinion may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval. The opinion expressed in this letter is limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,



                                        /s/ DRINKER BIDDLE & REATH LLP